UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2018 (May 25, 2018)

Bison Capital Acquisition Corp.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38120	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

609-610 21st Century Tower

No. 40 Liangmaqiao Road
Chaoyang District, Beijing
China 100016
(Address of principal executive offices, including Zip Code)

(86) 10-8444-6968

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Appointment of Certain Officers

On May 25, 2018, Mr. Ning Wang resigned from his position as the independent director and the Chairman of the Audit Committee due to his personal reasons. On the same day, the board of the directors of Bison Capital Acquisition Corp. (the “Company”) accepted Mr. Wang’s resignation and appointed Mr. Richard Peidong Wu as the Chairman of the Audit Committee and an independent director of the Company, effectively immediately.

Mr. Wu, age 53, has been Chief Financial Officer of Airmedia Group Inc, a Nasdaq-listed outdoor media group (stock ticker: AMCN) with multiple operating units and more than 600 employee since May 2014. Mr. Wu is responsible for the accounting, finance and operational decisions for Airmedia Group Inc. He has lead strategies, investment, budgeting, reporting, auditing, regulatory filing, and board meetings. Prior to joining Airmedia Group Inc., Mr. Wu served as the lead of legal and compliance at Nokia Siemens Networks (China) Limited, from April 2012 until April of 2014, where he oversaw the legal and compliance operations consisting of 12 legal entities and 20,000 employees. From January 2010 to March 2012, Mr. Wu served as a Senior Vice President and Chief Financial Officer for Vimicro International Corporation, (Nasdaq: VIMC) that designs, develops and markets mixed-signal semiconductor products and system-level solutions. When at VIMC, Mr. Wu was responsible for finance, control, legal, and investor relations. From January 200 to December 2009 Mr. Wu was President of Dragon Bay Capital, LLC, a China-focused financial advisory and management consulting firm specializing in IPO preparation, fund raise, M&A, restructuring, turnaround, pre-auditing, compliance and corporate governance. From May 1996 to December 1999 Mr. Wu was a Senior Finance Management for Motorola, Inc. Mr. Wu received his MBA in Finance and Accounting from the University of Pennsylvania, the Wharton School in May of 1995. He received his Master of Justice Administration from Indiana University in May 1994. He earned his Master of Law from China University of Political Science and Law in July 1987 and his Bachelor of Arts from Zhengzhou University in July 1985. Mr. Wu is also a licensed lawyer of China.

In connection with our initial public offering which was consummated in June 2017, we have entered into agreements with our existing officers and directors to provide contractual indemnification in addition to the indemnification provided for in our memorandum and articles of association. We entered into an indemnity agreement with Mr. Wu substantially in the same form as we entered into with other directors and officers. We believe that the indemnity agreements is necessary to attract and retain talented and experienced officers and directors.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Indemnification Agreement between the Registrant and Mr. Richard Wu dated May 25, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2018

Bison Capital Acquisition Corp.

By:	/s/ James Jiayuan Tong
James Jiayuan Tong
Chief Executive Officer, Chief Financial Officer and Director

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